Exhibit 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




As independent public accountants, we hereby consent to incorporation by reference of our report dated March 1, 1996 included in the Company's Form 10-KSB for the year ended December 31, 1995 and to all references to our Firm included in or made part of this Registration Statement on Form S-3.


                                                LUND KOEHLER COX & COMPANY, PLLP




Minneapolis, Minnesota
September 30, 1996